Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-100772, 333-175304, and 333-215999 on Form S-8 of our report dated June 23, 2017 appearing in this Annual Report on Form 11-K of the Modine 401(k) Retirement Plan for Salaried Employees for the year ended December 31, 2016.

Milwaukee, Wisconsin
June 23, 2017